UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 30, 2025

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 8, 2025, Accelerate Diagnostics, Inc., a Delaware corporation (the “Company”), and its US subsidiary, Accelerate Diagnostics Texas, LLC (collectively, with the Company, the “Debtors”), filed voluntary petitions for relief (the “Bankruptcy Petitions”) under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Court” and such cases, the “Cases”).

Additional information about the Cases, including access to Court documents, is available online at https://cases.stretto.com/AccelerateDiagnostics, a website administered by the Company’s claims agent, Stretto, Inc. The documents and other information on this website are not part of this Current Report on Form 8-K (this “Form 8-K”) and shall not be deemed incorporated by reference herein

As previously disclosed, on May 8, 2025, the Company entered into that certain term sheet (the “Stalking Horse Term Sheet”) with an affiliate of Indaba Capital Management, L.P. (“Indaba”), the Company’s existing secured noteholder (the “Buyer”) to sell substantially all of the assets of the Company (the “Purchased Assets”). Following entry into the Stalking Horse Term Sheet, the parties agreed to memorialize the terms of the sale in an asset purchase agreement.

On May 30, 2025, the Company entered into a “stalking horse” asset purchase agreement (the “Asset Purchase Agreement”) with Buyer to sell the Purchased Assets. All capitalized terms used in this Form 8-K and not otherwise defined herein shall have the same meaning given to such terms in that certain Asset Purchase Agreement.

The aggregate consideration for the Purchased Assets shall consist of: (a) a credit bid pursuant to Section 363(k) of the Bankruptcy Code of obligations equal to (i) the full amount of the DIP Obligations (other than, for the avoidance of doubt, the Convertible Roll-Up DIP Obligations, including all principal, fees, penalties and other obligations thereunder (by the DIP Agent on behalf of the DIP Lenders), plus (ii) the Prepetition Super Priority Notes Obligations (by the Prepetition Super Priority Notes Trustee on behalf of the Prepetition Super Priority Noteholders) which, when added to the DIP Obligations, shall equal $41,952,668 in the aggregate; provided, to the extent any aspect of the amount of the DIP Obligations and/or the Prepetition Super Priority Notes Obligations is modified pursuant to an order of the Court, Buyer shall have the right, in accordance with the Bidding Procedures Order, to include in such Credit Bid all or any other portion of Buyer’s claims against the Debtors (including, without limitation the Convertible Roll-Up DIP Obligations and the Prepetition Convertible Notes Obligations) and (b) the assumption of the Assumed Liabilities. The transaction is part of a sale process under Section 363 of the Bankruptcy Code that will be subject to approval by the Court and compliance with agreed upon and Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions. In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to Buyer will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate the bids, in consultation with its advisors and as overseen by the Court.

The Asset Purchase Agreement contains customary representations and warranties of the parties and is subject to a number of closing conditions, including, among others, (i) the accuracy of representations and warranties of the parties; (ii) material compliance with the obligations of the parties set forth in the Asset Purchase Agreement; and (iii) no Material Adverse Effect (as defined in the Asset Purchase Agreement) having occurred.

The Asset Purchase Agreement may be terminated, subject to certain exceptions: (i) by the mutual written consent of the parties; (ii) by either party, (a) for certain material breaches by the other party of the Bidding Procedures Order, the Sale Order or of its representations and warranties or covenants in the Asset Purchase Agreement that remain uncured, (b) if the Company enters into an Alternative Transaction (as defined in the Asset Purchase Agreement) with one or more persons other than the Buyer, (c) there is an Order or other Law or if a governmental authority of competent jurisdiction issues a final and non-appealable order having the effect of permanently making the consummation of the transactions contemplated by the Asset Purchase Agreement illegal, or (d) if the Bankruptcy Court enters a final, non-appealable order that precludes the consummation of the transactions contemplated by the Asset Purchase Agreement on the terms and conditions under the Asset Purchase Agreement; (iii) by Buyer if, (a) the Court has not approved and entered the Sale Order prior to 11:59 p.m. (prevailing Eastern Time) on July 28, 2025, (b) following entry of the Sale Order or the Bidding Procedures Order, such order is voided, stayed, reversed, modified, vacated or amended in any adverse way without the prior written consent of Buyer, and such stay, reversal, modification, vacation or amendment is not eliminated within fourteen (14) days, (c) the Court enters any order materially inconsistent with the Bidding Procedures Order, the Sale Order or the consummation of the Asset Purchase Agreement and such order is not reversed, modified or amended to the satisfaction of Buyer within fourteen (14) days, (d) the Court enters an order of dismissal of the Cases, conversion of the Cases into cases under chapter 7 of the Bankruptcy Code, or appointment of a trustee or receiver is entered for any reason, (e) the Company files any stand alone plan of reorganization or liquidation that does not contemplate consummation of the transactions memorialized in the Asset Purchase Agreement (or announces support of any such plan filed by any other party), (f) Buyer is not permitted by the Court, pursuant to Section 363(k) of the Bankruptcy Code, to credit bid the DIP Obligations, the Prepetition Super Priority Notes Obligations, the Prepetition Convertible Notes Obligations and/or the Convertible Roll-Up DIP Obligations in payment of all or any portion of the Credit Bid portion of the Purchase Price; (g) if a final version of the Seller Disclosure Schedules is not delivered by Sellers to Buyer by the Seller Disclosure Schedule Delivery Date or if the Seller Disclosure Schedules disclose any item that, in Buyer’s reasonable judgment, materially impairs the Purchased Assets or has a materially adverse impact on the Assumed Liabilities or Buyer’s ability to conduct and operate the Business, (h) if the closing has not occurred by August 6, 2025, (i) upon a termination of the DIP Credit Agreement or upon a modification of any DIP Order in any material respect without the consent of the requisite DIP Lenders or if there is an Event of Default (as defined in the DIP Credit Agreement), the DIP Obligations are accelerated, or the DIP Commitments (as defined in the DIP Credit Agreement) are terminated; or (iv) by the Company, if the board of directors of the Company, after consultation with its independent financial advisors of nationally recognized reputation and legal counsel, determines in its good faith business judgment that proceeding with the Transactions would violate Law or be inconsistent with its fiduciary obligations under Law.

The Asset Purchase Agreement provides for the reimbursement of Indaba’s expenses incurred in connection with the Asset Purchase Agreement up to an aggregate amount of $750,000 payable under certain circumstances upon a termination of the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The representations and warranties contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement and solely for the benefit of the parties thereto. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to contractual standards of materiality different from that generally applicable to public disclosures to stockholders. Furthermore, the representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this Form 8-K. Accordingly, you should not rely upon the representations and warranties in the Asset Purchase Agreement as statements of factual information.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in its common stock during the pendency of the Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Cases. In particular, the Company expects that holders of its common stock will experience a significant or complete loss on their investment.

Forward-Looking Statements

This Form 8-K includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this Form 8-K speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this Form 8-K include, but are not limited to, statements about the Company’s plans to sell its assets pursuant to Chapter 11 of the Bankruptcy Code and the timing of such sales and ability to satisfy closing conditions; the Company’s intention to continue operations during the Chapter 11 case; the Company’s belief that the sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Chapter 11 filings on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and any potential asset sale; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale; uncertainty regarding obtaining Court approval of a sale of the Company’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit
Number	Description
10.1	Asset Purchase Agreement, dated May 30, 2025, by and between Accelerate Diagnostics, Inc., Accelerate Diagnostics Texas, LLC and Indaba Starling, LLC

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: June 3, 2025
/s/ David Patience
David Patience
Chief Financial Officer